Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the Registration Statement on Form S-1 (Amendment No. 5) of our report dated January 26, 2026 with respect to the audited financial statements of Expectation Acquisition Corporation as of May 31, 2025 and 2024 and for the years then ended.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

January 26, 2026